GENERAL CONTINUING GUARANTY

This GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of August 22, 2008, is executed and delivered by HYDROGEN CORPORATION, a Nevada corporation (“Guarantor”), in favor of FEDERATED KAUFMANN FUND, a portfolio of Federated Equity Funds, a Massachusetts business trust, as agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), in light of the following:

WHEREAS, Hydrogen, L.L.C., an Ohio limited liability company (“Borrower”), the Lenders, and Agent are, contemporaneously herewith, entering into that certain Loan and Security Agreement of even date herewith (as amended, restated, modified, renewed or extended from time to time, the “Loan Agreement”);

WHEREAS, Borrower is the direct subsidiary of Guarantor and, Guarantor will benefit by virtue of the financial accommodations extended to Borrower by the Lenders; and

WHEREAS, in order to induce the Lenders to enter into the Loan Agreement and Loan Documents and to extend the loans and other financial accommodations to Borrower pursuant to the Loan Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lenders to Borrower pursuant to the Loan Documents, Guarantor has agreed to guaranty the Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

1. Definitions and Construction.

(a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement and Loan Documents. The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended 11 U.S.C. §§101 et seq., and the regulations adopted and promulgated pursuant thereto.

“Borrower” has the meaning set forth in the recitals to this Guaranty.

“Loan Agreement” has the meaning set forth in the recitals to this Guaranty.

“Guarantied Obligations” means the obligations and liabilities of the Borrower and Guarantor to Agent and the Lenders (including, without limitation, the obligations whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred) that may arise under, or out of or in connection with the Loan Agreement, this Guaranty, and any other Loan Documents, whether on account of covenants, interest, principal, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to Agent that are required to be paid by the Borrower or Guarantor pursuant to the terms of the Loan Agreement, this Guaranty, or any of the Loan Documents, respectively).

“Guarantor” has the meaning set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages to the Loan Agreement, and shall include any other Person made a party to the Loan Agreement as a Lender in accordance with the provisions thereof (together with their respective successors and assigns).

“Loan Documents” shall mean the Loan Agreement, this Guaranty and the Disclosure Schedules, and any and all other agreements, notes, documents, mortgages, financing statements, guaranties, intercreditor agreements, subordination agreements, certificates and instruments executed and/or delivered by Borrowers or any other Person to Agent or the Lenders pursuant to and in connection with the Loan and this Agreement, including, without limitation, the Term Loan Notes, the Closing Date Warrants, the Default Warrants, the Membership Interest Pledge Agreement and all other documents entered into by the parties in connection with the transactions contemplated hereby.“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Voidable Transfer” has the meaning set forth in Section 10 of this Guaranty.

(b)  Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Agents or Lenders or Borrower, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Guarantor and Agent. Any reference herein to the satisfaction, repayment or payment in full of the Guarantied Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Loan Agreement, or with respect to Letters of Credit, any such Letters of Credit supported by another letter of credit reasonably satisfactory to Agent) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Loan Agreement and the full and final termination of any commitment to extend any financial accommodations under the Loan Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2. Guarantied Obligations. Guarantor hereby, unconditionally, absolutely and irrevocably guarantees to Agent, for the benefit of the Lenders, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Guarantied Obligations. Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by Agent in enforcing any rights with respect to, or collecting, any or all of the Guarantied Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guaranty unless, and to the extent, Guarantor is the prevailing party in any dispute, claim or action relating thereto, in which event Guarantor shall be entitled to recover from Agent Guarantor’s reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) incurred in connection therewith. This Guaranty shall remain in full force and effect until the Guarantied Obligations are paid in full, notwithstanding that from time to time prior thereto the Borrower may be free from any Guarantied Obligations. No payment or payments made by Borrower, Guarantor, any other guarantor or any other Person received or collected by Agent from Borrower, Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guarantied Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder except to the extent of the reduction of the Guarantied Obligations as a consequence thereof. Guarantor shall remain liable for the Guarantied Obligations until the date the Guarantied Obligations are satisfied and paid in full.

3. Continuing Guaranty. This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations. If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lenders in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

4. Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrower fails to perform, keep, observe, or fulfill any other obligation referred to in Section 2 of this Guaranty in the manner provided in the Loan Agreement or Loan Documents, Guarantor immediately shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled.

5. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in conditions. Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lenders, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action. Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by Agent of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by Agent. Guarantor hereby agrees that any release which may be given by Agent to Borrower or any other guarantor, or with respect to any property or asset subject to a lien, shall not release Guarantor. Guarantor consents and agrees that Agent shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6. Pledge of Collateral. As collateral security for the prompt satisfaction and performance of the Guarantied Obligations, Guarantor hereby pledges, collaterally assigns and hypothecates to Agent (for the benefit of the Lenders) a first priority continuing security interest in and lien upon all of the membership interests in the Borrower and other good and valuable collateral set forth in that certain Membership Interest Pledge Agreement of even date herewith, between the Guarantor, Agent, and the Lenders.

7. Waivers.

(a)  To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Loan Agreement or Loan Documents, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents and ; (vi) notice of any Event of Default under any of the Loan Documents; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party) and demands to which Guarantor might otherwise be entitled.

(b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require any member of the Lenders, to institute suit against Borrower or any other guarantor or to exhaust any rights and remedies which any Lender, has or may have against Borrower or any other guarantor. In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent, or Lenders, as applicable, by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any right to assert against any member of the Lenders any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to any Lender; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any Lender including any defense based upon an impairment or elimination of Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties; (iv) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(d) Until the Guarantied Obligations have been paid in full in cash, (i) Guarantor hereby postpones and agrees not to exercise any right of subrogation Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) Guarantor hereby postpones and agrees not to exercise any right to proceed against Borrower or any other Person now or hereafter liable on account of the Guarantied Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent); and (iii) Guarantor hereby postpones and agrees not to exercise any right it may have to proceed or to seek recourse against or with respect to any property or asset of Borrower or any other Person now or hereafter liable on account of the Guarantied Obligations. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, Borrower or any other guarantor (including after payment in full of the Guaranteed Obligations) if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the membership interests of Borrower or such other guarantor whether pursuant to the Loan Agreement or otherwise.

(e) If any of the Guarantied Obligations or the obligations of Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, the Agent may elect, in its sole discretion, upon a default with respect to the Guarantied Obligations or the obligations of Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of Guarantor hereunder. Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by Agent to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by Guarantor herein, such an election would estop Agent from enforcing this Guaranty against Guarantor. Understanding the foregoing, and understanding that Guarantor is hereby relinquishing a defense to the enforceability of this Guaranty, Guarantor hereby waives any right to assert against any Lender or Agent any defense to the enforcement of this Guaranty, whether denominated “estoppel” or otherwise, based on or arising from an election by Agent to nonjudicially foreclose on any such mortgage or deed of trust or as a result of any other exercise of remedies, whether under a mortgage or deed of trust or under any personal property security agreement. Guarantor understands that the effect of the foregoing waiver may be that Guarantor may have liability hereunder for amounts with respect to which Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.

(f) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor waives all rights and defenses that Guarantor may have if all or part of the Guarantied Obligations are secured by real property. This means, among other things:

(i) The Agent may collect from Guarantor without first foreclosing on any real or personal property collateral that may be pledged by Guarantor, Borrower, or any other guarantor.

(ii) If Agent forecloses on any real property collateral that may be pledged by Guarantor, Borrower or any other guarantor:

(1)
The amount of the Guarantied Obligations or any obligations of any guarantor in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

(2)
Agent may collect from Guarantor even if any member of the Lenders, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower or any other Guarantor.

This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have if all or part of the Guarantied Obligations are secured by real property.

(g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY AGENT, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW.

(h) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby also agrees to the following waivers:

(i) Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents. Guarantor agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or the Guarantied Obligations are unenforceable in whole or in part, or Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations.

(ii) Guarantor agrees that Agent’s rights under the Loan Documents will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower’s obligations under any other Loan Document, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents.

(iii) Guarantor waives the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower’s obligations under any Loan Document, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower’s obligations under the Loan Documents, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

8. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, Agent may, by action or inaction, compromise or settle, shorten or extend the maturity date or any other period of duration or the time for the payment of the Guarantied Obligations, or discharge the performance of the Guarantied Obligations, or may refuse to enforce the Guarantied Obligations, or otherwise elect not to enforce the Guarantied Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Loan Agreement or any of the other Loan Documents or may grant other indulgences to Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Guarantied Obligations, the Loan Agreement or any other Loan Document (including any increase or decrease in the principal amount of any Guarantied Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or may, by action or inaction, release or substitute the Borrower or any guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

9. No Election. Agent on behalf of Lenders shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lenders, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that the Lenders finally and unconditionally shall have realized indefeasible payment in full of the Guarantied Obligations by such action or proceeding.

10. Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations or the obligations of Guarantor under this Guaranty by Guarantor or the transfer by Guarantor to Agent of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lenders are required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lenders are required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lenders and Agents related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

11. Business Activity of Guarantor. Guarantor represents and warrants to the Agent and Lenders that as of the date of this Guaranty, (a) the sole asset of the Guarantor consists of 100% membership interest in the Borrower and (b) the sole business activity of the Guarantor consists of holding title to such membership interest in the Borrower. Guarantor covenants and promises to the Agent and Lenders that so long as this Guaranty shall remain in effect, (i) the sole asset of the Guarantor will consist of 100% membership interest in the Borrower and (ii) the sole business activity of the Guarantor will consist of holding title to such membership interest in the Borrower. If at any time Guarantor breaches any representation, warranty, covenant or promise contained in this Section 11, then such breach shall constitute an immediate Event of Default under the Loan Agreement and this Guaranty, and the result of such Event of Default shall afford Agent and Lenders with all remedies at law, in equity and as otherwise contained in the Loan Agreement, this Guaranty and any other Loan Document.

12. Financial Condition of Borrower. Guarantor represents and warrants that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Guarantor further represents and warrants that it has read and understands the terms and conditions of the Loan Agreement and Loan Documents. Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

13. Payments; Application. All payments to be made hereunder by Guarantor shall be made in US Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Loan Agreement and Loan Documents.

14. Attorneys Fees and Costs. Guarantor agrees to pay, on demand, all attorneys fees (provided that the Guarantors shall not be required to reimburse the legal fees and expenses of more than one law firm and any specialists and local counsel to be selected by Agent for all Persons indemnified under this Section 13) and all other costs and expenses which may be incurred by Agent or Lenders in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

15. Notices. All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance with Section 15.4 of the Loan Agreement. All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with Section 15.4 of the Loan Agreement.

16. Cumulative Remedies. No remedy under this Guaranty, under the Loan Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Loan Agreement, or any other Loan Document, and those provided by law. No delay or omission by the Agent on behalf of Lenders to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

17. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

18. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Agent, on behalf of the Lenders. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

19. Successors and Assigns. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Agent and Lenders; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void. In the event of any assignment, participation, or other transfer of rights by the Agent and Lenders, the rights and benefits herein conferred upon the Agent and Lenders shall automatically extend to and be vested in such assignee or other transferee.

20. No Third Party Beneficiary. This Guaranty is solely for the benefit of the Lenders (as represented by Agent) and each of their successors and assigns and may not be relied on by any other Person.

21. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. GUARANTOR AND THE LENDERS WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 21.

GUARANTOR, AGENT, AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS SECTION MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

22. Counterparts; Telefacsimile and other Electronic Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile and other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile and other electronic transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

23. Agreement to be Bound. Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Loan Agreement and Loan Documents applicable to Guarantor. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, Guarantor hereby: (a) makes to the Lenders and Agent each of the representations and warranties set forth in the Loan Agreement and Loan Documents applicable to Borrower fully as though Guarantor was the Borrower thereunder, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Loan Agreement that Borrower agrees and covenants to do as if the Guarantor was the Borrower thereunder, and (ii) to not do each of the things set forth in the Loan Agreement that Borrower agrees and covenants not to do as if the Guarantor was the Borrower thereunder, in each case, fully as though Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:
HYDROGEN CORPORATION a Nevada corporation

By:	/s/ John J. Freeh
Title:	Chief Executive Officer

AGENT:
FEDERATED KAUFMANN FUND a portfolio of Federated Equity Funds

By:	/s/ Lawrence Auriana
Title:	Vice President

[Signature Page to Guaranty]

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